Exhibit 99.5

Independent Auditor's Report

To the General Partners of
Auburn Hills Townhouses Limited Partnership

We have audited the accompanying balance sheet of Auburn Hills Townhouses Limited Partnership (a Michigan Limited Partnership), HUD Project No. 044-55081 LDI, as of December 31, 2004, and the related statements of profit and loss, changes in partners' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States), Government Auditing Standards issued by the Comptroller General of the United States, and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Auburn Hills Townhouses Limited Partnership, HUD Project No. 044-55081 LDI, as of December 31, 2004, and the results of its operations, changes in partners' deficit and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued a report dated February 4, 2005, on our consideration of Auburn Hills Townhouses Limited Partnership's internal controls and a report dated February 4, 2005, on its compliance with certain provisions of laws and regulations. Those reports are an integral part of an audit performed in accordance with Government Accounting Standards and should be read in conjunction with this report in considering the results of our audit.

/s/ Doeren Mayhew

February 4, 2005
Troy, Michigan